Exhibit 10.73

                            AMENDED PROMISSORY NOTE

$113,889.84                                            Effective the 1st day of
                                                       October, 2002

     For value received, the undersigned promises to pay A. Scott Dufford, or order, the principal sum of $113,889.84, together with interest from and after the Effective Date on the outstanding principal balance at the Pre-Maturity Rate prior to maturity but at the rate of 12% per annum from and after maturity. As used herein the Pre-Maturity Rate means 4.9% per annum from the date of this Note to October 1, 2003. Such rate shall be adjusted annually on October 1, 2003 and on the same day of each succeeding year (unless such day is a Saturday, Sunday or legal holiday, in which event, on the next day which is not a Saturday, Sunday or legal holiday) to the Wall Street Journal Prime Lending Rate, plus 15 basis points, but in any event:

                  a) not more than 6% per annum, but
         b) not less than the rate under Original Interest Discount Regulations in regard to Annual Long Term Applicable Federal Rate for instruments of like term (Rev. Ruling 2002-61, now in the amount of 4.9%)

     This Note is payable in consecutive annual installments, the first of which is due and payable on or before April 1, 2005, and one of which becomes due and payable on or before the same day of each succeeding year until the entire unpaid principal balance and all accrued and unpaid interest is fully paid.

     Notwithstanding the foregoing, the allowance, disallowance or partial allowance of Net Operating Loss or Net Operating Loss Benefit, this Note shall be due and payable, in full, including all principal balance and all accrued by unpaid interest on May 31, 2009, unless previously paid.

     The amount of each annual payment hereon shall be equal to 2.648601% of the Net Operating Loss Benefit. As used herein, the Net Operating Loss Benefit shall be the dollar value of the federal income tax benefit to Amen Properties, Inc. of the net operating loss calculated in accordance with the Internal Revenue Code, as amended, 2002, for the calendar year preceding the date of each annual payment, assuming for such determination a maximum Federal Income Tax Rate on all Taxable Income of Amen Properties, Inc. In the event of any disagreement between the holder hereof and the maker of this Note with respect to the amount of the Net Operating Loss Benefit, the same shall be resolved by a Certified Public Accountant selected by Johnson Miller & Co., or its successor Certified Public Accounting firm practicing in Midland County, in Midland, Texas. The decision of such person shall be fully binding upon both the maker of this Note and the holder hereof.

     This Note is subject to the terms and provisions of Agreement and Transfer of Limited Partnership Interest, which restricts the transferability of this Note, the enforceability of remedies hereon, and may affect the value of this
Note in the hands of the payee or any subsequent owner of holder hereof.

     In the event of any default in the payment of any installment as herein promised, the holder hereof, subject to the foregoing provisions of this Note, may accelerate the maturity of this Note, declaring the same fully and finally due and payable, including all accrued but unpaid interest, without notice, grace, notice of intention, or any opportunity to cure, all of which are in all things waived.

     If this Note is placed in the hands of an attorney for collection, or if collected by suit or other judicial process, the undersigned shall pay all reasonable attorney's fees incurred by the holder.

     This Note is an amendment of one made effective October 1, 2002, the original of which is contemporaneously herewith returned to the Maker. This Note is amended to provide for a final maturity of May 31, 2009.

         Signed this ____30th____ day of _  October______, 2002.

                                 AMEN Delaware LP,
                                 by AMEN Properties, Inc., its General Partner


                                          By:   /s/ Jon Morgan
                                              ------------------------------
                                         Name:  Jon M. Morgan
                                        Title:  President and C.O.O.

Differences between other Promissory Notes from the one included of A. Scott Dufford and Others:

Name                                Note Principal Amount           % of NOL
----                                ---------------------           --------
A. Scott Dufford                    $  113,889.84                   2.648601%
Jon M. Morgan                       $  453,232.95                  10.540301%
John R. Norwood                     $  453,232.95                  10.540301%
Gary J. Lamb                        $  341,669.49                   7.945802%
Brabeck Partners, Ltd.              $  683,339.02                  15.891605%
James M. Alexander & Co.            $  460,460.96                  10.701418%
Terrence H. Holland                 $  113,889.84                   2.648601%
David S. Holland                    $  113,889.84                   2.648601%
John R. Norwood Trustee             $   55,781.73                   1.297250%
                                    --------------
Total                               $2,789,086.62